Exhibit 10.33

FIRST AMENDMENT TO MASTER LEASE

THIS FIRST AMENDMENT TO MASTER LEASE (this "Amendment") is made and entered into by and among Seritage SRC Finance LLC and Seritage KMT Finance LLC (together with their successors and assigns, collectively, jointly and severally, "Landlord"), and Transform KM Operations LLC and Transform SR Operations LLC (together with their permitted successors and assigns, collectively, jointly and severally, "Tenant"), to be effective on October 29, 2019 (the "Effective Date").

RECITALS

Landlord and Tenant entered into that certain Master Lease dated as of February 28, 2019 (the "Master Lease").

Landlord and Tenant desire to amend the Master Lease as more fully set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Master Lease is hereby amended, and Landlord and Tenant further agree as follows:

1. Definitions. All capitalized terms used herein shall have the same meaning as defined in the Master Lease, unless otherwise defined in this Amendment.

2. Recitals. The Recitals set forth above are true and correct and are incorporated herein by reference as if fully set forth herein.

3. Lease Year. The definition of "Lease Year" in the Master Lease is hereby deleted and replaced by the following: "The first (1st) Lease Year shall be the period commencing on the Commencement Date and ending on February 29, 2020, and each subsequent Lease Year shall be each period of twelve (12) full calendar months after the last day of the prior Lease Year (i.e., the second Lease Year shall commence on March 1, 2020, and end on February 28, 2021), except that (a) unless the first Renewal Term is exercised, the final Lease Year of the Initial Term shall end on July 31, 2025, and (b) unless each subsequent Renewal Term is exercised, the final Lease Year of any Renewal Term shall end on July 31st of the applicable year."

4. New Leases.

(a)In connection with a New Lease under Section 1.12 of the Master Lease, Landlord and Tenant agree that if Tenant elects for the provisions under the Master Lease regarding Designated Termination Properties to apply to such New Lease, then the Designated Termination Properties Limit under the Master Lease shall be reduced by the number of Removal Properties subject to such provisions in the New Lease only if and when such Designated Termination Property provisions are exercised by Tenant under such New Lease and the Termination Property Termination Date occurs with respect to such Removal Properties under the New Lease. (For illustrative purposes only, if a New Lease is executed in the second Lease Year, Tenant elects for the provisions under the Master Lease regarding Designated Termination Properties to apply to  such New Lease, and the Termination Property Termination Date occurs under such New Lease in the third Lease Year (because Tenant has terminated such New Lease), then the Designated Termination Properties Limit under the Master Lease is reduced by one for the third Lease Year under the Master Lease).

(b)Tenant shall notify Landlord of the exercise of the Designated Termination Property provisions under a New Lease and of the occurrence of the Termination Property Termination Date with respect to such New Lease.

5.Authority. Landlord and Tenant represent and warrant to each other that the person(s) executing this Amendment on behalf of Landlord or Tenant, as the case may be, have been duly authorized by all requisite corporate or other action of Landlord or Tenant, as the case may be. Landlord and Tenant agree to furnish to the other from time to time upon request such written proof of such authorization as the other may reasonably request.

6.Landlord's Liability. The liability of Landlord to Tenant under this Amendment will be limited as provided in Section 21.3 of the Master Lease, which Section is incorporated herein by reference as though fully set forth herein.

7.Conflict in Terms. To the extent a conflict exists between the terms of the Master Lease and the terms of this Amendment, the terms of this Amendment shall control.

8.Reaffirmation. Except as otherwise provided in this Amendment, the Master Lease shall remain unmodified and in full force and effect, and it is hereby reaffirmed by Landlord and Tenant.

9.Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one instrument. Copies of this Amendment, including copies delivered by facsimile, pdf or other electronic means, bearing the signatures of Landlord and Tenant shall be as binding as originals.

10.Master Lease Remains a Single, Unitary Lease. The Master Lease shall remain and constitute one single, unitary, indivisible lease of the Demised Premises under the Master Lease, and not separable or severable leases governed by similar terms, and such Demised Premises shall constitute on indivisible economic unit, all as provided in Section 1 of the Master Lease.

11.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns.

12. Brokers. Tenant represents and warrants that Tenant has dealt not with any broker in connection with this Amendment, and agrees to indemnify and hold Landlord harmless from all loss, damages, liabilities, claims, costs and expenses (including reasonable attorneys' fees) arising from any claims or demands of any broker or brokers or finders with whom Tenant dealt for any commission alleged to be due such broker, brokers or finders.

[SIGNATURE PAGE FOLLOWS]

[AM_ACTIVE 401699880_3]

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties hereto effective as of the Effective Date.

LANDLORD:

SERITAGE SRC FINANCE LLC,

a Delaware limited liability company

/s/ Matthew Fernand
Matthew Fernand
Vice President

SERITAGE KMT FINANCE LLC,

a Delaware limited liability company

/s/ Matthew Fernand
Matthew Fernand
Vice President

TENANT:

TRANSFORM SR OPERATIONS LLC,

a Delaware limited liability company

/s/ Jane S. Borden
Jane S. Borden
Authorized Representative

TRANSFORM KM OPERATIONS LLC,

a Delaware limited liability company

/s/ Jane S. Borden
Jane S. Borden
Authorized Representative

First Amendment to Master Lease